CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement on Form N-4 (No. 002-77283) (the “Registration Statement”) of our reports dated February 18, 2026 and February 26, 2024 relating to the financial statements of The Penn Mutual Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 15, 2026 relating to the financial statements of each of the subaccounts of Penn Mutual Variable Annuity Account III indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

April 16, 2026